Exhibit 99.1

KIMBALL ELECTRONICS COMPLETES REPTRON ACQUISITION;
REPTRON ELECTRONICS ANNOUNCES COMPLETION OF TENDER OFFER AND
CONSENT SOLICITATION FOR SENIOR SECURED NOTES

JASPER, IN (February 15, 2007) -- Kimball Electronics Group ("Kimball"), a division of Kimball International, Inc. (NASDAQ:KBALB) and Reptron Electronics, Inc. (OTCBB:RPRN) ("Reptron"), announced today that they have closed on their definitive merger announced last December. The agreement, as amended, had been unanimously approved by the boards of directors of both Kimball and Reptron, but was subject to Reptron shareholder approval, which was obtained at a special meeting of shareholders held earlier today. The voting results as certified by the Inspector of Elections were as follows: 84.4% of the issued and outstanding shares voted at the meeting; 2,561,042 shares, representing 51.2% of the shares outstanding, voted in favor of the merger; 1,676,590 shares, representing 33.39% of the shares outstanding, voted against; 376 shares, representing .007% of the shares outstanding, abstained.

Under the terms of the agreement, Reptron will become a wholly owned subsidiary of Kimball. Reptron's four manufacturing operations located in Tampa, Florida; Hibbing, Minnesota; Gaylord, Michigan; and Fremont, California will be renamed with Kimball Electronics identities. The acquisitions will increase Kimball's capabilities and expertise in support of the company's long term strategy to grow business in the medical electronics and high end industrial sectors. Reptron's sales revenue for the 12 months ending September 30, 2006 was $145 million.

"We are very pleased to welcome the fine Reptron organization into the Kimball Electronics family," said Don Charron, President, Kimball Electronics. "We look forward to bringing a deeper package of value, an expanded global supply chain, and a global footprint of production capabilities to our new customers...By doing so, we believe that our customers will be able to shift their own resource allocations from manufacturing to focus on other business areas such as product marketing and development."

"Kimball's culture of excellence and committed customer service is easily embraced by our employees and will provide for a seamless transition without loss of performance," said Paul Plante, Reptron's Chief Executive Officer.

Jim Thyen, President and Chief Executive Officer, Kimball International, stated, "We believe this combination of medical expertise and operational excellence, along with our existing global footprint and financial strength, will make for an excellent organization, not only supporting our growth and diversification strategy, but adding increased value to both new and existing customer relationships."

With the completion of this acquisition, sales to customers in the medical sector represent the largest percentage of Kimball Electronics' business. "The medical industry is being tracked as possessing some of the greatest growth potential among EMS [Electronics Manufacturing Services] companies," stated Charron. "We intend to pursue growth and diversification in the medical field while maintaining our commitments to our other key markets."

Reptron announced the successful completion of its cash tender offer (the "Offer") and consent solicitation for its Senior Secured Notes due 2009 (the "Notes"). A total of $25,253,448 in aggregate principal amount, or approximately 84% of the Notes outstanding had been tendered and not withdrawn as of 5:00 p.m., New York City time, on February 2, 2007 (the "Expiration Date"). On February 15, 2007, Reptron accepted the Notes for purchase and Kimball paid the Depository Agent on behalf of Reptron for all Notes tendered pursuant to the Offer. The total approximate value of the merger transaction was $49.5 million.

Reptron also announced the completion of the consent solicitation relating to the Notes. On February 15, 2007, Reptron and HSBC Bank USA, National Association executed a supplemental indenture upon receipt of the requisite consents to the proposed amendments to the indenture governing the Notes. The amendments, which eliminate or modify substantially all of the restrictive covenants in the indenture, became operative upon acceptance of the Notes for purchase.

Jefferies Broadview, a division of Jefferies & Company, Inc. acted as exclusive financial advisor to Reptron and delivered a fairness opinion to Reptron's board of directors. Squire, Sanders & Dempsey L.L.P. acted as legal counsel to Kimball and Schwabe, Williamson & Wyatt, PC acted as legal counsel to Reptron.

Forward Looking Statements
This press release contains forward-looking statements, including statements regarding the expected benefits of the acquisition, which involve a number or risks and uncertainties. These statements are based on Kimball's and Reptron's current expectations and beliefs. Actual results could differ materially from the results implied by these statements. Factors that may cause or contribute to such differences include:  the successful integration of Reptron into Kimball's business subsequent to the closing of the acquisition; timely development, competitive products and pricing, as well as fluctuations in demand; cost and availability of raw materials; potential equipment malfunction; and plant construction and repair delays; uncertainties involved in implementing improvements in the manufacturing process; the ability to retain key management and technical personnel of Reptron; adverse reactions to the proposed transaction by customers, suppliers and strategic partners; risks due to shifts in market demand; risks inherent with predicting revenue and earnings outcomes; and the risk factors listed from time to time in Reptron's reports filed with the Securities and Exchange Commission as well as assumptions regarding the foregoing. Kimball and Reptron are under no obligation to (and expressly disclaim any such obligation to) update or alter their forward-looking statements whether as a result of new information, future events or otherwise.

About Reptron:
Reptron Electronics, Inc. is an electronics manufacturing services company providing engineering services, electronics manufacturing services, and display integration services. Reptron Manufacturing Services offers full electronics manufacturing services including complex circuit board assembly, complete supply chain services, and manufacturing engineering services to original equipment manufacturers (OEMs) in a wide variety of industries. Reptron Outsource Manufacturing and Design provides value-added display design engineering and system integration services to OEMs.

For more information about Reptron, please access http://www.reptron.com.

About Kimball Electronics:
Started in 1961, Kimball Electronics Group is a global contract electronics manufacturing services company that specializes in durable electronics for the automotive, medical, industrial and public safety markets. Kimball Electronics Group is well recognized for its excellent quality, reliability and innovative service. The September 2005 issue of "Electronic Business" magazine ranked Kimball Electronics as #26 among the global Top 100 Contract Manufacturers. In June 2005, Electronics Supply & Manufacturing magazine rated Kimball Electronics #20 among the Top 50 Electronics Manufacturing Services Companies. Kimball Electronics Group has manufacturing operations in the U.S., Mexico, Thailand, Poland, Wales, Ireland, and China.

To learn more about Kimball Electronics Group, visit our website at: www.kegroup.com

About Kimball International:
Recognized with a reputation for excellence, Kimball International is committed to a high performance culture that values personal and organizational commitment to quality, reliability, value, speed, and ethical behavior. Kimball employees know they are part of a corporate culture that builds success for Customers while enabling employees to share in the Company's success through personal, professional and financial growth.

Kimball International, Inc. (NASDAQ: KBALB) provides a variety of products from its two business segments: the Furniture and Cabinets segment and the Electronic Contract Assemblies segment. The Electronic Contract Assemblies segment provides engineering and manufacturing services which utilize common production and support capabilities to a variety of industries globally. The Furniture and Cabinets segment provides furniture for the office and hospitality industries, sold under the Company's family of brand names.

To learn more about Kimball International, Inc., visit the Company's website on the Internet at: www.kimball.com

"Kimball International ... We Build Success!"